EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-39839 of Merrill Lynch High Income Municipal Bond Fund, Inc. of our reports dated October 5, 1999 and October 5, 2000 appearing in the August 31, 1999 and 2000 Annual Reports of the Fund, respectively.

/s/ Deloitte & Touche LLP

New York, New York July 23, 2001